CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 26, 2004 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 25 to Frontier Equity Fund’s Registration Statement on Form N-1A (File No. 33-43616), including the references to our firm under the heading “Financial Highlights” in the Prospectus and the heading “Independent Auditors” in the Statement of Additional Information.

/s/Cohen McCurdy, Ltd.

Westlake, Ohio

February 11, 2005